UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.              )

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Inphi Corporation

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INPHI CORPORATION

2953 Bunker Hill Lane, Suite 300

Santa Clara, California 95054

(408) 217-7300

April 24, 2015

Dear Stockholder:

You are cordially invited to attend our 2015 Annual Meeting of Stockholders (the Annual Meeting). The Annual Meeting will be held at 9:30 a.m., Pacific Time, on Thursday, May 28, 2015, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by voting via the Internet. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John Edmunds
John Edmunds
Chief Financial Officer and Secretary

INPHI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 28, 2015

To Our Stockholders:

Inphi Corporation will hold its 2015 Annual Meeting of Stockholders (the Annual Meeting) at 9:30 a.m., Pacific Time, on Thursday, May 28, 2015, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304. We are holding the Annual Meeting:

•	to elect Class II directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•

to approve an increase in the aggregate number of shares of common stock authorized for issuance under the 2011 Employee Stock Purchase Plan (ESPP) from 1,000,000 shares to an aggregate of 1,750,000 shares of common stock;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 13, 2015 are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card or vote via the Internet. This will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ John Edmunds

John Edmunds

Chief Financial Officer and Secretary

Santa Clara, California

April 24, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 28, 2015.

Our Proxy Statement for our 2015 Annual Meeting of Stockholders, along with the proxy card, our Annual Report to Stockholders for the year ended December 31, 2014, and our Annual Report on Form 10-K are available on our website at www.inphi.com.

TABLE OF CONTENTS

INPHI CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Inphi Corporation (the “Board”), a Delaware corporation, of proxies to be used at our 2015 Annual Meeting of Stockholders and any adjournments or postponements thereof (referred to herein as the Annual Meeting). Our Annual Meeting will be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304 at 9:30 a.m., Pacific Time, on Thursday, May 28, 2015. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 24, 2015.

Appointment of Proxy Holders

Our Board asks you to appoint Dr. Ford Tamer and John Edmunds as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card or by using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on April 13, 2015, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on the record date, we had 38,031,982 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either via the Internet, by mail or in person as described below. Our Board recommends that you vote via the Internet or by mail as it is not practical for most stockholders to attend the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. Stockholders holding shares through a bank or broker should follow the instructions on the voting instruction card received from the bank or broker.

Voting via the Internet. You can vote by proxy via the Internet. Please follow the instructions provided on the proxy card or voting instruction card you receive.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope or as instructed on the voting instruction card.

Voting at the Annual Meeting. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a legal proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for Class II directors, FOR the approval of the increase in shares of common stock authorized for issuance under the ESPP from 1,000,000 shares to 1,750,000 shares, and FOR the ratification of the appointment of our independent registered public accountants.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting.

Required Vote

Directors are elected by a plurality vote, which means that the two nominees for Class II directors receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his or her resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) AND Proposal 2 (approval of an increase of shares authorized for issuance under the ESPP) are not considered routine matters, and without your instruction, your broker cannot vote your shares on these matters. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposals 1 and 2, broker non-votes will not be counted for the purpose of determining the number of votes entitled to vote on Proposals 1 and 2.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone, e-mail, or facsimile. No additional compensation will be paid to these persons for solicitation. We have retained MacKenzie Partners, Inc. as our proxy solicitor, and we will pay the customary costs of $10,000 associated with such engagement. We may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope, or vote via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors and Nominees

Our bylaws provide for a Board of Directors consisting of not fewer than three (3) nor more than eleven (11) members with the authorized number of directors set from time to time by resolution of our Board. The authorized number of directors is currently set at seven (7) members.

Our Board is divided into three classes: Class I, Class II, and Class III. The members of each class of directors serve staggered three-year terms:

●	Our Class I directors are Nicholas E. Brathwaite and Drs. David Liddle and Bruce McWilliams and their terms will expire at the annual meeting to be held in 2017.

●	Our Class II directors are Diosdado P. Banatao and Dr. Ford Tamer and their terms will expire at the Annual Meeting.

●	Our Class III directors are Dr. Chenming C. Hu and Sam S. Srinivasan and their terms will expire at the annual meeting to be held in 2016.

Our Board, upon the recommendation of the nominating and corporate governance committee, has selected Diosdado P. Banatao and Dr. Ford Tamer, as nominees for election as Class II directors at the Annual Meeting. Two Class II directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2018 or until they resign, are removed or their successors are elected and qualified. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the two nominees. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

The names of the nominees and certain biographical information about the nominees, including the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the nominee should continue to serve on our Board, are set forth below.

Diosdado P. Banatao has served on our Board and as chairman of our Board since December 2000 and served as our Interim President and Chief Executive Officer from October 2006 to August 2007. Mr. Banatao has been a Managing Partner of Tallwood Venture Capital, a venture capital firm, since July 2000 and served as Interim President and Chief Executive Officer at Ikanos Communications, Inc. from June 2011 to June 2012, and from April 2010 to August 2010. From April 2008 to June 2009, he also served as Interim Chief Executive Officer of SiRF Technology Holdings, Inc., which was acquired by CSR plc in June 2009. Prior to forming Tallwood, Mr. Banatao was a venture partner at Mayfield Fund from January 1998 to May 2000. Mr. Banatao co-founded three technology startups: S3 Incorporated, Chips & Technologies and Mostron. He also held positions in engineering and general management at National Semiconductor Corporation, Seeq Technologies and Intersil Corporation. Mr. Banatao currently serves on the board of directors of Ikanos Communications, Inc. (since 2009). He previously served on the board of directors of SiRF Technology (acquired by CSR plc); CSR plc; Sequoia Communications; Marvell Technology Group Ltd.; Acclaim Communications (acquired by Level One Communications, Inc., which was then acquired by Intel Corporation); NewPort Communications (acquired by Broadcom Corporation); Cyras Systems (acquired by Ciena Corporation); and Stream Machine Company (acquired by Cirrus Logic, Inc.). He has also served on the board of directors of various other privately held companies in the semiconductor industry. Mr. Banatao holds a B.S. degree in electrical engineering, cum laude, from the Mapua Institute of Technology in the Philippines and an M.S. degree in electrical engineering from Stanford University.

Mr. Banatao’s background as a technologist, as well as a senior manager of, board member of, and investor in many semiconductor companies provides a diversity of experience for his service on our Board. The companies with which he has been involved range from start-up companies to very large public corporations.

Dr. Ford Tamer has served as our President and Chief Executive Officer and as a director since February 2012. Dr. Tamer most recently served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer previously served as Senior Vice President and General Manager—Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He also served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent then spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. Dr. Tamer holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.

We believe it is important that our Chief Executive Officer serve on our Board. As our Chief Executive Officer, Dr. Tamer has a unique understanding of our strategy, markets, competitors and operations. In addition, we believe his leadership of diverse business units and functions as a senior executive officer at other companies addressing and competing in our target markets prior to joining Inphi gives him an extensive understanding of our industry and has positioned him to bring highly relevant leadership, corporate development, operational and financial experience to our Board.

The two nominees for director receiving the highest number of affirmative votes will be elected as directors. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our Board recommends a vote FOR the election of Diosdado P. Banatao and Dr. Ford Tamer as Class II directors of Inphi.

Executive Officers and Directors

The following table shows information about our executive officers and directors as of April 13, 2015:

Name	Age	Position
Dr. Ford Tamer	53	President, Chief Executive Officer and Director
John Edmunds	57	Chief Financial Officer, Chief Accounting Officer and Secretary
Richard Ogawa	52	General Counsel
Charlie Roach	45	Vice President of Worldwide Sales
Dr. Ron Torten	48	Senior Vice President of Operations and Information Technology
Diosdado P. Banatao	68	Chairman of the Board
Nicholas E. Brathwaite(3)	56	Director
Dr. Chenming C. Hu(2)	67	Director
Dr. David Liddle(1)(2)	70	Director
Dr. Bruce McWilliams(1)	58	Director
Sam S. Srinivasan(1)(2)(3)	70	Lead Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The following presents biographical information for each of our executive officers and directors listed in the table above, other than the director nominees whose information is on pages 3 and 4. With respect to our directors, the biographical information includes each director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the director should serve on our Board.

John Edmunds has served as our Chief Financial Officer and Chief Accounting Officer since January 2008. He previously served as Chief Financial Officer of Trident Microsystems, a semiconductor company, from June 2004 to January 2008. Mr. Edmunds also served as Senior Vice President and Chief Financial Officer for Oak Technology, Inc. from January 2000 until it was acquired by Zoran Corporation in August 2003. He continued to serve as Vice President of Finance for Zoran until June 2004. Mr. Edmunds started his career as a C.P.A. with Coopers & Lybrand in San Francisco and San Jose. He holds a B.S. degree in finance and accounting from the University of California, Berkeley.

Richard Ogawa has served as our General Counsel since January 2013. Mr. Ogawa is a Registered United States Patent Attorney and a member of the California State Bar. Prior to Inphi, he served as partner at Townsend and Townsend and Crew LLP from January 1993 to January 2010. He is the founder and owner of Ogawa, P.C. (since February 2010). Prior to joining Townsend, he held a variety of engineering and management positions at NEC Electronics from December 1984 to January 1993. Mr. Ogawa currently serves on the board of directors of Sakti3, Inc. (since June 2013). He received a B.S. in chemical engineering from the University of California, Davis, and a J.D. from McGeorge School of Law, University of Pacific.

Charlie Roach has served as our Vice President of Worldwide Sales since September 2012. Prior to joining us, from July 2009 to August 2012, he served as Vice President of Sales for Integrated Device Technologies, where he managed the Americas and South East Asia sales teams along with the worldwide EMS team. Before IDT, from March 1995 to June 2009, Mr. Roach was in charge of Worldwide Strategic Accounts at Applied Micro Circuits, the Central and Southeast U.S. Sales Manager at MMC Networks and Managing Partner and Sales Engineer at Electro Source. Mr. Roach holds a B.S. degree in electrical engineering from Auburn University.

Dr. Ron Torten has served as our Senior Vice President of Operations and Information Technology since April, 2014. Dr. Torten joined us in December 2007 as Vice President of Worldwide Sales, served as acting Vice President of Worldwide Operations from July 2011 until March 2012, as Vice President of Worldwide Operations until September 2012, and as Vice President of Operations and Information Technology until March 2013. Dr. Torten previously served as Chief Executive Officer of NemeriX, a semiconductor company, from January 2006 to December 2007. From January 2004 to December 2005, he served as Vice President, Worldwide Materials, at Agilent Technologies, Inc.’s Semiconductor Group, now known as Avago Technologies. Dr. Torten served as Vice President and General Manager for the Networking Entertainment Division at Agere Systems, Inc., a semiconductor company, from April 2000 to January 2004. He holds a B.S. degree in chemical engineering from the Technion—Israel Institute of Technology, an M.B.A. from the University of California, Davis, and a DBA with focus on strategy and innovation from Capella University.

Mr. Nicholas E. Brathwaite has served on our Board since September 2013 and serves as Chairman of the nominating and corporate governance committee. He has been a founding Partner of Riverwood Capital since 2008. Mr. Brathwaite served as the Chief Executive Officer of Aptina Imaging Corporation from April 2008 to July 2009 and has served as its Chairman of the Board since 2009. Prior to Aptina, he joined Flextronics International Ltd. in 1995 as its Vice President of Technology and from 2000 to 2007, he served as its Chief Technology Officer. Flextronics acquired nChip, where Mr. Brathwaite held the position of Vice President and General Manager of operations from 1992 to 1996. Mr. Brathwaite also spent six years with Intel Corporation in various engineering management positions in technology development and manufacturing. Mr. Brathwaite is currently on the board of directors of Power Integrations (since 2000) and Lighting Science Group (since 2011). He also served on the board of directors of Tessera Technologies, Inc. (2008-2011) and of Photon Dynamics, Inc. prior to its acquisition in 2008. Mr. Brathwaite received a B.S. in Applied Chemistry from McMaster University, and an M.S. in Polymer Science & Engineering from University of Waterloo. He has also completed the Wharton Executive Education Training Program on Corporate Governance. Mr. Brathwaite possesses particular knowledge and operational experience across several industries as well as broad experience in financial markets, which provides a diversity of experience for his service on our Board. Mr. Brathwaite has also served on the board of directors of several other technology companies.

Dr. Chenming C. Hu has served on our Board since August 2010 and serves on the compensation committee. Since 1976, Dr. Hu has been a professor in Electrical Engineering and Computer Sciences at University of California, Berkeley, and since 2010 he has been the TSMC Distinguished Chair Professor Emeritus and Professor in the Graduate School. From 2001 until 2004, Dr. Hu was the Chief Technology Officer at Taiwan Semiconductor Manufacturing Company. Dr. Hu also serves on the board of directors of Ambarella, Inc. (since 2012), Fortinet Inc. (since 2012) and SanDisk Corp. (since 2009). He previously served on the board of directors of FormFactor, Inc. (2009-2010) and MoSys, Inc. (2005-2010), and was the founding board chairman of Celestry Design Technologies, which was acquired by Cadence Design Systems in 2002. Dr. Hu is a member of the U.S. National Academy of Engineering, the Chinese Academy of Sciences and Academia Sinica. Dr. Hu received his B.S. degree from National Taiwan University and M.S. and Ph.D. degrees from the University of California, Berkeley, all in electrical engineering. Dr. Hu’s background as an academic in electrical engineering and computer science provides a diversity of experience for his service on our Board and valuable insight into our industry.

Dr. David Liddle has served on our Board since July 2012, and serves as Chairman of the compensation committee and as a member of the audit committee. Dr. Liddle serves as a member of U.S. Venture Partners (USVP), which he joined in January 2000, after retiring as president and Chief Executive Officer of business incubator, Interval Research Corporation (Interval). Prior to co-founding Interval, Dr. Liddle founded and served as Chief Executive Officer of Metaphor, which was acquired in 1991 by International Business Machines Corp. (IBM), where he became Vice President of Business development for IBM Personal Systems. Dr. Liddle’s extensive experience in research and development includes 10 years at Xerox Palo Alto Research Center (PARC) and as head of the System Development Division (SDD). He currently serves on the board of directors of the New York Times Company (since 2000). Dr. Liddle previously served on the board of directors of Sybase, Broderbund Software, Borland International and Ticketmaster. His board involvement at USVP also includes private companies AltoBeam, Karmasphere, Klocwork and Linestream and, previously, public companies Optichron (2004-2011, acquired by NetLogic) and MaxLinear (2004-2012). Dr. Liddle has served as a Consulting Professor of EE and also of CS at Stanford. He has served on the DARPA Information Science and Technology Committee and as chair of the NAS Computer Science and Telecommunications Board (CSTB) from 2006 to 2010. In addition, he recently chaired the CSTB study on Wireless Technology Prospects and Policy Options. He has served on the boards of the Colleges of Engineering at Stanford University, UC Berkeley, the University of Michigan and the University of Toledo and previously chaired the board of the Santa Fe Institute. He is currently on the board of directors of the SETI Institute (since 2012) and the Public Library of Science (since 2011), an open access online science and medicine publishing organization. Dr. Liddle earned a B.S. in Electrical Engineering at the University of Michigan and an MSEE, MSCS, and Ph.D. at the University of Toledo, where his dissertation focused on reconfigurable computing machines. His contributions to human-computer interaction design earned him the distinction of Senior Fellow at the Royal College of Art. Dr. Liddle possesses particular knowledge and operational experience across several industries as well as broad experience in financial markets, which provides a diversity of experience. Dr. Liddle has also served on the board of directors of several other technology companies.

Dr. Bruce McWilliams brings more than 25 years of executive leadership and technology development experience to our Board. Dr. McWilliams has served as President and Chief Executive Officer of Intermolecular, Inc. since October 2014, as a director since 2005, and as Chairman of the Board since June 2014. Prior to joining Intermolecular, he most recently served as Executive Chairman and a director of SuVolta from 2009 to October 2014. Dr. McWilliams was the President and CEO of Tessera Technologies, which he took public through a highly successful initial public offering, from June 1999 to August 2008. Dr. McWilliams led Tessera's turnaround and established its growth strategy. During his tenure, Tessera experienced compounded revenue and operating profit growth exceeding 50% annually which led to Tessera being cited by Business Week as the Second Hottest Growing Company in America in 2006. Dr. McWilliams also served as President and CEO of S-Vision, a liquid crystal-on-silicon based display technology company, Senior Vice President of Flextronics International, and President and CEO of nCHIP, a multichip module packaging company that was acquired by Flextronics. In addition to serving on Intermoleculor’s board of directors, Dr. McWilliams is a member of the board of trustees of Carnegie Mellon University. In 2005, he received Ernst & Young’s Northern California Entrepreneur of the Year award. Dr. McWilliams holds B.S., M.S., and Ph.D. degrees in physics from Carnegie Mellon University. Dr. McWilliams possesses knowledge and operational experience across several industries, which provides a diversity of experience for his service on our board.

Mr. Sam Srinivasan has served on our Board since May 2007 and as our lead director since February 2011. He is also the Chairman of the audit committee and serves on the compensation and nominating and corporate governance committees. Mr. Srinivasan served as Chief Executive Officer and Chairman of Health Language, Inc., a software company from May 2000 to March 2002. He also served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic, Inc., a semiconductor company, from November 1988 to March 1996, and as Director, Internal Audits and subsequently as Corporate Controller of Intel Corporation, a semiconductor company, from May 1984 to November 1988. Mr. Srinivasan previously served on the board of directors of SiRF Technology Holdings, Inc. (2004-2009), Centillium Communications, Inc. (2006-2008), and Leadis Technology, Inc. (2008 to 2009). He holds an M.B.A. from Case Western Reserve University. Mr. Srinivasan brings to our Board considerable financial experience with publicly-traded companies. He has also served as a director for a number of technology companies and as a member of various board of director committees.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Organization of our Board of Directors

Our Board oversees, counsels, and directs management in our long-term interests and those of our stockholders. Our Board’s responsibilities include:

●	selecting, evaluating the performance of, and determining the compensation of the CEO and other senior executives;

●	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other senior executives;

●	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

●	overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

●	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

Our Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. Our Board held 7 meetings during 2014. Each director attended 100% of the total regularly scheduled and special meetings held by our Board and the committees on which such director served during his tenure in 2014. Our non-management directors meet in regularly scheduled sessions without the presence of management in Executive Sessions. The Chairman of the Board presides over each such Executive Session or in his absence the lead director. We do not have a policy regarding directors’ attendance at the Annual Meeting; however, we encourage our all directors to attend. Dr. Tamer and Mr. Srinivasan attended our 2014 annual meeting of stockholders.

Board Leadership Structure. Our Board determined as part of our corporate governance principles that one of our independent directors should serve as a lead director at any time when the title of chairman is held by an employee director. Mr. Banatao is our Chairman and while our Board has determined that Mr. Banatao is an independent director under the rules of The New York Stock Exchange (NYSE), in May 2014 our Board re-elected Mr. Srinivasan as lead director for a three year term. Mr. Srinivasan will continue to serve as lead director until the conclusion of the annual meeting to be held in 2017 at which time our Board may elect another independent director to serve as lead director.

Role of the Board in Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various board of directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Board Independence. At least annually, our Board undertakes a review of the independence of our directors and considers whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that Messrs. Banatao, Brathwaite, and Srinivasan and Drs. Hu, Liddle, and McWilliams, representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. In determining that Messrs. Banatao, Brathwaite, and Srinivasan and Drs. Hu Liddle and McWilliams qualify as “independent directors,” our Board determined that none of these individuals had any of the relationships enumerated in Rule 303A.02(b) of the NYSE Company Manual (Rule 303A.02(b)), that would preclude them from serving as independent directors. Our Board also made an affirmative determination that none of these directors, had any other material relationship with us, other than in his capacity as a director and stockholder.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meet the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the NYSE and Securities and Exchange Commission (SEC) rules and regulations. Our Board has approved a charter for each of these committees, which can be found on our website at www.inphi.com. Our Board has determined that Mr. Srinivasan is an “audit committee financial expert,” as defined by the rules promulgated by the SEC. Each committee has the composition and responsibilities described below:

Audit Committee

Number of Members:	3

Members:	Sam S. Srinivasan, Chairperson
Dr. David Liddle
Dr. Bruce McWilliams

Number of Meetings in 2014:	4

Functions:

Our audit committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, and is directly responsible for the approval of the services performed by our independent accountants and reviewing of their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee also oversees the audit efforts of our independent accountants and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

In addition, our audit committee is responsible for oversight of our risks relating to accounting matters and financial reporting. To satisfy these oversight responsibilities, our audit committee meets at regularly scheduled meetings with our Chief Financial Officer and other members of management, and separately in executive sessions with our independent registered public accounting firm, to discuss and review our financial statements, internal controls, auditing, accounting and financial reporting processes, and the adequacy of the resources devoted to these functions. Our audit committee also receives regular reports at committee meetings regarding issues such as the status and findings of audits being conducted by the independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments, if any.

Compensation Committee

Number of Members:	3

Members:	Dr. David Liddle, Chairperson
Dr. Chenming C. Hu
Sam S. Srinivasan

Number of Meetings in 2014:	4

Functions:

Our compensation committee assists our Board in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee is responsible for risks relating to employment policies and our compensation and benefit plans. To assist it in satisfying these oversight responsibilities, the compensation committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. Our compensation committee chairman also meets as needed between formal committee meetings with management and the committee’s consultant. Our compensation committee reviews and makes recommendations to our Board with respect to our major compensation plans, policies and programs. In addition, our compensation committee reviews and makes recommendations for approval by the independent members of our Board regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans.

Nominating and Corporate Governance Committee

Number of Members:	2

Members:	Nicholas E. Brathwaite, Chairperson
Sam S. Srinivasan

Number of Meetings in 2014:	3

Functions:

Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines, and reporting and making recommendations to our Board concerning corporate governance matters. Our nominating and corporate governance committee is responsible for oversight of risks relating to Board succession planning, our ethics policies and corporate governance practices. To satisfy these oversight responsibilities, our nominating and corporate governance committee receives regular reports from our officers responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels and risk management activities.

Compensation Committee Interlocks and Insider Participation

Drs. Hu and Liddle and Mr. Srinivasan served as members of our compensation committee during 2014. None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Director Nominations

Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to our Board for nomination or election.

Director Criteria. Our nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. Our nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. In addition to considering an appropriate balance of knowledge, experience and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. We do not have a specific policy regarding diversity of candidates. Our nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience, business acumen, and his or her willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. Our nominating and corporate governance committee believes it appropriate for a majority of the members of our Board to meet the definition of “independent director” under the rules of the NYSE. Our nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.

Prior to each annual meeting of stockholders, our nominating and corporate governance committee first identifies nominees by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of our Board, with respect to the particular talents and experience of its directors. If a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of our Board, by any executive search firm engaged by the nominating and corporate governance committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify Inphi’s Secretary, any member of the nominating and corporate governance committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.

Stockholder Nominees. In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Inphi’s Secretary and otherwise comply with the provisions of our bylaws. To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date our proxy statement was provided to stockholders in connection with previous year’s annual meeting. However, if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided public disclosure of the meeting date. Information required by the bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations under that section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to: Secretary, Inphi Corporation, 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054. You can obtain a copy of our bylaws by writing to the Secretary at this address.

Communications with our Board of Directors

Our Board recommends that stockholders and other interested persons initiate communications with our Board, the Chairman, or any committee of our Board in writing to the attention of our Secretary, John Edmunds, at 2953 Bunker Hill Lane, Suite 300, Santa Clara, CA 95054. This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Corporate Governance Principles and Practices

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of the NYSE. Our Board continues to evaluate our corporate governance principles and policies. Our corporate governance guidelines are posted on our website at www.inphi.com. Our Board also adopted a code of business conduct and ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

●	compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;
●	conflicts of interest;
●	insider trading;
●	corporate opportunities;
●	competition and fair dealing;
●	equal employment and working conditions;
●	record keeping;
●	confidentiality;

●	giving and accepting gifts;
●	compensation or reimbursement to customers;
●	protection and proper use of company assets; and
●	payments to government personnel and political contributions.

Our code of business conduct and ethics is posted on our website at www.inphi.com. The code of business conduct and ethics can only be amended by the approval of a majority of our Board. Any waiver to the code of business conduct and ethics for our Chief Executive Officer or a senior financial officer may only be granted by our Board or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. Our Board also adopted a code of ethics for senior financial officers applicable to our Chief Executive Officer, President, Chief Financial Officer, controller and other key management employees identified by our Board addressing ethical issues. Our code of ethics is posted on our website and future amendments or waivers to the code of ethics will be posted on our website at www.inphi.com. We also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

COMPENSATION OF DIRECTORS

In 2013, our compensation committee adjusted the cash compensation paid to our non-employee directors, effective 2014. Beginning in 2014, our non-employee directors received an annual retainer of $35,000 prorated for partial service in any year. Our Chairman of the Board and lead director each received an additional annual retainer of $20,000, so long as such director is not an employee of Inphi. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chairpersons of those committees, received an additional annual retainer of $8,250, $5,500, and $4,000, respectively. The chairpersons of our audit committee, compensation committee and nominating and corporate governance committee each received an additional annual retainer of $20,000, $11,000 and $7,500, respectively.

In addition, non-employee directors receive nondiscretionary, automatic grants of restricted stock units (RSUs) under our 2010 Stock Incentive Plan. Upon becoming a member of our Board, a non-employee director is automatically granted initial RSUs for shares of our common stock that have a value of $160,000, calculated using the closing price of our common stock on the date of grant as reported on the NYSE. The initial RSUs vest over four years in equal annual installments. On the first business day following each of our regularly scheduled annual meetings of stockholders, each non-employee director is automatically granted RSUs for shares of our common stock that have a value of $80,000, calculated using the closing price of our common stock on the date of grant as reported on the NYSE, provided the director has served on our Board for at least six months. These RSUs will vest on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The RSUs granted to non-employee directors will become fully vested in the event a change in control occurs.

We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings.

Director Stock Ownership Guidelines

Our Board has established guidelines to better ensure that our directors each maintain an appropriate equity stake in our company. These guidelines provide that all directors, including the CEO, will maintain a good faith cash investment in owning Inphi Stock valued at $100,000 throughout the duration of their association with our company, which must be achieved by the later of the (a) the 24 month anniversary of the effective date of our initial public offering and (b) the 24 month anniversary of the individual’s appointment as a director or CEO (the “Valuation Date”). The value of the Inphi stock is measured using the 10-day trading average ending the date immediately prior to the Valuation Date.

2014 Director Compensation

The following table sets forth the compensation paid to our non-employee directors or accrued by us in 2014. The following tables exclude Dr. Ford Tamer, our President and CEO, as he did not receive any additional compensation for his service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Diosdado P. Banatao	55,000	79,999	134,999
Nicholas E. Brathwaite	42,500	79,999	122,499
Dr. Chenming C. Hu	40,500	79,999	120,499
Dr. David Liddle	54,250	79,999	134,249
Dr. Bruce McWilliams	43,250	79,999	123,249
Sam S. Srinivasan	84,500	79,999	164,499

(1)

The amount reflects the aggregate grant date fair value of the RSU award computed in accordance with FASB ASC Topic 718 multiplied by the number shares. See note 11 of the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of assumptions made in determining the grant date fair value.

(2)	The following outstanding equity awards table sets forth the equity awards held by our non-employee directors at December 31, 2014.

		Option Awards(a)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares That Have Not Vested($)(b)
Diosdado P. Banatao	05/30/2014					5,312	98,166
Nicholas E. Brathwaite	09/05/2013					9,049	167,226
	05/30/2014					5,312	98,166
Dr. Chenming C. Hu	05/30/2014					5,312	98,166
Dr. David Liddle	07/12/2012					8,564	158,263
	05/30/2014					5,312	98,166
Dr. Bruce McWilliams	10/26/2012					9,111	168,371
	05/30/2014					5,312	98,166
Sam S. Srinivasan	08/15/2007	1,072	—	1.78	8/15/2017
	08/27/2009	19,285	—	2.62	8/27/2019
	05/30/2014					5,312	98,166

(a)	The grant date fair value of the common stock underlying these option awards is equal to the option exercise price on the date the stock options were granted.
(b)

The amount represents the closing market price of our common stock as of December 31, 2014 multiplied by unvested shares as of December 31, 2014. The closing market price of our common stock on December 31, 2014 was $18.48.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 13, 2015 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Inphi Corporation, 2953 Bunker Hill Lane, Suite 300, California 95054. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 38,031,982 shares of common stock outstanding on April 13, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 13, 2015, or June 12, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:

JPMorgan Chase & Co(1)	2,142,857	5.63
Entities affiliated with Walden International (2)	2,922,463	7.68
Wellington Management Company, LLP(3)	2,099,903	5.52
Capital Research Global Investors(4)	3,298,731	8.67
Blair William & CO/IL(5)	1,985,413	5.22

Directors and Named Executive Officers:

Dr. Ford Tamer(6)	697,697	1.81
John Edmunds(7)	344,583	*
Charlie Roach(8)	81,683	*
Dr. Ron Torten(9)	78,244	*
Richard Ogawa(10)	66,742	*
Diosdado P. Banatao(11)	231,890	*
Dr. Chenming Hu(12)	78,056	*
Sam S. Srinivasan(13)	47,226	*
Dr. David Liddle(14)	17,170	*
Dr. Bruce McWilliams(15)	17,443	*
Nicholas Brathwaite(16)	8,329	*
All current directors and executive officers as a group (11 persons)(17)	1,669,063	4.28

________________________

*	Amount represents less than 1% of our common stock.

(1)

Based solely on information reported on Schedule 13G/A filed on January 15, 2015, this amount consists of 2,142,857 shares beneficially owned by JPMorgan Chase & Co. on behalf of other persons, for which it has sole power to vote 1,802,813 shares, sole power to dispose of 2,142,626 shares and shared power to vote and dispose of 231 shares. The address for JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

(2)

Based solely on information reported on Schedule 13G/A filed on February 14, 2014, represents 46,579 shares held by Pacven Walden Ventures Parallel V-A C.V., 46,579 shares held by Pacven Walden Ventures Parallel V-B. C.V., 55,659 shares held by Pacven Walden Ventures Parallel VI, L.P., 4,955 shares held by Pacven Walden Ventures V Associates Fund, L.P., 2,021,291 shares held by Pacven Walden Ventures V, L.P., 714,816 shares held by Pacven Walden Ventures VI, L.P., and 32,584 shares held by Pacven Walden Ventures V-QP Associates Fund, L.P. Pacven Walden Management V Co. Ltd,. is the general partner of Pacven Walden Ventures V, L.P., Pacven Walden Ventures Parallel V-A C.V., Pacven Walden Ventures Parallel V-B C.V., Pacven Walden Ventures V Associates Fund, L.P. and Pacven Walden Ventures V-QP Associates Fund, L.P. (Pacven V and affiliated funds). Pacven Walden Management VI Co. Ltd., is the general partner of Pacven Walden Ventures VI, L.P. and Pacven Walden Ventures Parallel VI, L.P. (Pacven VI and Parallel Funds). Lip-Bu Tan, Andrew Kau, Hock Voon Loo and Brian Chiang hold shared voting and investment power with respect to the shares held by Pacven V and affiliated funds and Pacven VI and Parallel Funds, all of whom disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for Walden International is One California Street, Suite 2800, San Francisco, CA 94111.

(3)

Based solely on information reported on Schedule 13G filed on February 14, 2014, this amount consists of 2,099,903 shares beneficially owned by Wellington Management Company, LLP in its capacity as investment adviser, for which it has shared power to vote 1,268,600 shares and shared power to dispose of 2,099,903. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(4)

Based solely on information reported on Schedule 13G/A filed on August 8, 2014, this amount consists of 3,298,731 shares beneficially owned by Capital Research Global Investors, a division of Capital Research and Management Company, in its capacity as investment adviser, for which it has sole power to vote 3,298,731 shares and sole power to dispose of 3,298,731. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(5)

Based solely on information reported on Schedule 13G filed on February 4, 2015 this amount consists of 1,985,413 shares beneficially owned by William Blair & Company, LLC, in its capacity as investment adviser, for which it has sole power to vote 1,985,413 shares and sole power to dispose of 1,985,413. The address for William Blair & Company, LLC is 222 W. Adams, Chicago, IL 60606.

(6)	Includes 464,703 shares subject to options that are exercisable as of June 12, 2015, and 8,750 shares subject to restricted stock units that will vest as of June 12, 2015.
(7)	Includes 286,808 shares subject to options that are exercisable as of June 12, 2015, and 6,750 shares subject to restricted stock units that will vest as of June 12, 2015.
(8)	Includes 61,875 shares subject to options that are exercisable as of June 12, 2015, and 6,750 shares subject to restricted stock units that will vest as of June 12, 2015.
(9)	Includes 43,062 shares subject to options that are exercisable as of June 12, 2015, and 9,000 shares subject to restricted stock units that will vest as of June 12, 2015.
(10)	Includes 36,208 shares subject to options that are exercisable as of June 12, 2015, and 6,000 shares subject to restricted stock units that will vest as of June 12, 2015.
(11)

Includes 226,578 shares held by the Banatao Living Trust DTD 7/21/99 and 5,312 shares subject to restricted stock units that will vest as of June 12, 2015. Mr. and Mrs. Banatao, as trustees of the Banatao Living Trust, hold shared voting and dispositive power over the securities held by this fund. Mr. and Mrs. Banatao disclaim beneficial ownership of the reported securities except to the extent of any pecuniary interest therein.

(12)	5,312 shares subject to restricted stock units that will vest as of June 12, 2015.
(13)	5,312 shares subject to restricted stock units that will vest as of June 12, 2015.
(14)	5,312 shares subject to restricted stock units that will vest as of June 12, 2015.
(15)	5,312 shares subject to restricted stock units that will vest as of June 12, 2015.
(16)	5,312 shares subject to restricted stock units that will vest as of June 12, 2015.
(17)	Includes 892,656 shares subject to options that are exercisable as of June 12, 2015, and 69,122 shares subject to restricted stock units that will vest as of June 12, 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Registration Rights

The holders of 7,552,698 shares of common stock, including shares to be issued upon the exercise of warrants to purchase shares of our common stock, are entitled to contractual rights by which they may require us to register those shares under the Securities Act of 1933 (the Securities Act). If we propose to register any of our securities under the Securities Act for our own account, holders of those shares are entitled to include their shares in our registration, provided they accept the terms of the underwriting as agreed upon between us and the underwriters selected by us, and among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in the registration. Subject to limitations and conditions specified in the amended and restated investor rights agreement with the holders, six months after our initial public offering, holders of at least 30% of the shares of common stock that were issued upon conversion of our former preferred stock upon completion of our initial public offering and shares of common stock issued as a result of the exercise of certain warrants (collectively referred to herein as Registrable Securities) may require us to prepare and file a registration statement under the Securities Act at our expense covering those shares, provided that the shares to be included in the registration shall include at least 20% of such shares of common stock and shares issued as a result of the exercise of certain warrants, or a lesser percentage if the anticipated aggregate public offering price would exceed $10,000,000. We are not obligated to effect more than two of these demand registrations. These registration rights shall terminate (i) as to each holder who, immediately following the consummation of our initial public offering, holds shares of Registrable Securities which may be immediately sold under Rule 144 during any 90-day period and (ii) as to all holders upon the five-year anniversary of the consummation of our initial public offering.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Approval of Related Party Transactions

Pursuant to our Related Person Transactions Policy, the audit committee of our Board must approve transactions with our company valued at or above $120,000 in which any director, officer, 5% or greater stockholder, or certain related persons or entities has a direct or indirect material interest.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2014. It also explains how we determined the material elements of compensation for our principal executive officer, our principal financial officer, and the three executive officers who were our most highly-compensated executive officers as of December 31, 2014, and who we refer to as our “Named Executive Officers.” For 2014, our Named Executive Officers were:

■	Dr. Ford Tamer, our President and Chief Executive Officer (our “CEO”);

■	John Edmunds, our Chief Financial Officer and Chief Accounting Officer;

■	Charlie Roach, our Vice President of Worldwide Sales;

■	Dr. Ron Torten, our Senior Vice President of Operations and Information Technology; and

■	Richard Ogawa, our General Counsel.

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our named executive officers. In addition, it explains how and why the Compensation Committee of our Board of Directors (the “Committee”) arrived at the specific compensation decisions for our executive officers, including our Named Executive Officers, in 2014.

Overview

We are a fabless provider of high-speed analog and mixed signal semiconductor solutions for the communications, datacenter, and computing markets. We often refer to our business as covering various data transport segments from “fiber to memory.” Our analog and mixed signal semiconductor solutions provide high signal integrity at leading-edge data speeds while reducing system power consumption. Our semiconductor solutions are designed to address bandwidth bottlenecks in networks, maximize throughput and minimize latency in computing environments and enable the rollout of next generation communications, datacenter and computing infrastructures. Our solutions provide a vital high-speed interface between analog signals and digital information in high-performance systems such as telecommunications transport systems, enterprise networking equipment, datacenters and enterprise servers, storage platforms, test and measurement equipment, and military systems.

2014 Business Highlights

We continued our growth in 2014, producing strong financial and operational results. Our accomplishments in 2014 included the following:

■	Our total revenue (including revenue as a result of the acquisition of Cortina Systems, Inc.) was $156.1 million, compared with $102.7 million in 2013, an increase of $53.4 million.

■	Our non-GAAP net income was $21.4 million, or approximately $0.62 per diluted share, compared with non-GAAP net income of $3.9 million, or $0.12 per diluted share, for 2013.

■

In October 2014, we completed the acquisition of Cortina Systems, Inc. including its high-speed interconnect and optical transport product lines, to expand our market share in high-speed optical and networking interconnects.

2014 Executive Compensation Highlights

Our executive compensation program emphasizes long-term value creation that correlates with the growth of sustainable long-term value for our stockholders, as well as motivates and rewards our executive officers, including our Named Executive Officers. In 2014, the Committee took the following compensation actions:

■	Base Salary: Adjusted the base salaries of some of our executive officers, including the Named Executive Officers, in amounts ranging from 3% to 17% of their 2013 levels.

■

Cash Incentive Payments: Awarded and paid a cash incentive plan award to Mr. Roach and discretionary cash bonuses to our other executive officers, including the Named Executive Officers, to reward their achievements during fiscal year 2014. Such cash incentive award and bonuses ranged from 30% to 54% of 2014 base salary.

■	Equity Awards: Granted RSU awards that may be settled for shares of our common stock to our executive officers, including our Named Executive Officers.

Executive Compensation Best Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2014, the following executive compensation policies and practices were in place, including those we have implemented to drive performance and that either prohibit or minimize behaviors that we believe do not serve our stockholders’ long-term interests:

What We Do

Compensation Committee Independence – Our Board maintains a compensation committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

Compensation Committee Advisor Independence – The Committee engages and retains its own advisors. During 2014, the Committee engaged Compensia, Inc. to assist with its responsibilities. Compensia performs no consulting or other services for the Company.

Annual Compensation Review – The Committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

Compensation-Related Risk Assessment – The Committee conducts an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the Company.

Emphasize Performance-based Incentive Compensation – The Committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align of the short and long-term interests of our executive officers with the interests of our stockholders.

Emphasize Long-Term Equity Compensation – The Committee uses equity awards to deliver long-term incentive compensation opportunities to our executive officers, including our Named Executive Officers. These equity awards vest or may be earned over multi-year periods, which better serves our long-term value creation goals and retention objectives.

Limited Executive Perquisites – We provide only modest amounts of perquisites or other personal benefits to our Named Executive Officers which serve a sound business purpose. In addition, our Named Executive Officers participate in our retirement and health and welfare benefit programs on the same basis as all of our employees.

“Double-Trigger” Change in Control Arrangements – The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of the Company and (ii) a qualifying termination of employment.

Reasonable Change in Control Arrangements – The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, provide for amounts and multiples that are within reasonable market norms.

Prohibition on Hedging and Pledging – Our executive officers, including our Named Executive Officers, and the members of our Board of Directors are prohibited from engaging in hedging transactions with respect to our equity securities. Our executive officers, including our Named Executive Officers, and the members of our Board are also prohibited from pledging shares of our common stock.

Succession Planning – Our Board reviews the risks associated with our key executive positions on an annual basis so that we have a succession strategy for our most critical positions.

What We Do Not Do

X

Retirement Programs – Other than our 401(k) plan generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements, or nonqualified deferred compensation plans or arrangements for our executive officers, including our Named Executive Officers.

X

No Tax “Gross-Ups” or Payments – We do not provide any “gross-ups” or tax payments in connection with any compensation element or any excise tax “gross-ups” or tax reimbursement in connection with any change in control payments or benefits.

X	No Dividends – We do not pay dividends or dividend equivalents on unvested or unearned restricted stock units and performance-based restricted stock unit awards.

Stockholder Advisory Votes

At our 2011 Annual Meeting of Stockholders, we submitted two advisory votes to our stockholders: one seeking their approval of the compensation of our named executive officers as disclosed in our 2011 definitive proxy statement (a “Say-on-Pay” vote) and the other regarding the frequency of future Say-on-Pay votes. At that time, our stockholders approved the compensation of our named executive officers and, consistent with the recommendation of our Board of Directors, expressed a preference that future Say-on-Pay votes be held once every three years.

At our 2014 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers as disclosed in our 2014 definitive proxy statement with approximately 50.56% of the votes cast in favor of the proposal. As the Committee evaluated our executive compensation policies and practices through the remainder of 2014 and at the beginning of this year, it was mindful of the level of support that our stockholders expressed for our executive compensation program and decisions.

The Committee considers the results of the Say-on-Pay vote on our executive compensation program as part of its annual executive compensation review. Our Board values the opinions of our stockholders and the Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers. The next Say-on-Pay vote and the next stockholder advisory vote regarding the frequency of future Say-on-Pay votes will both take place at the 2017 Annual Meeting of Stockholders.

Compensation Philosophy

 We have designed our executive compensation program to achieve the following objectives:

■	to attract, retain, and motivate talented, innovative, experienced, and strategic executive officers;

■	to reward our executive officers based on our financial and business performance and their individual performance;

■	to provide fair and equitable compensation, consistent with the competitive market; and

■	to align the interest of our executive officers and stockholders.

Our executive compensation program has focused primarily on attracting executive talent to manage and operate our business, retaining individuals whose employment is key to our success and growth, and rewarding individuals who help us define the strategic direction of the Company while achieving our business objectives. By weighting our executive compensation packages to emphasize equity-based compensation, we have sought to align the interests of our executive officers and stockholders by motivating them to increase the value of our stock over time.

Compensation-Setting Process

Role of the Compensation Committee

The Committee is responsible for reviewing and making recommendations to our Board regarding the compensation of our executive officers, including our Named Executive Officers and seeks to do so in a manner that fairly compensates them for their contributions to our annual and long-term performance. The Committee currently consists of Drs. Liddle (Chairperson) and Hu and Mr. Srinivasan, each of whom is an independent, non-employee member of our Board of Directors.

Specifically, the Committee seeks to ensure that our compensation remains market competitive by:

■	providing performance-based incentive opportunities that closely align and strike a balance between short-term and long-term incentives relative to our strategy and future performance;

■	establishing long-term incentive compensation programs in the form of equity awards to reinforce the long-term connection with stockholder value and executive compensation; and

■	structuring our executive compensation plans and arrangements to reduce incentives to either (a) promote short-term gains or (b) encourage risk-taking at the expense of long-term stockholder value.

The Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and makes approval recommendations to our Board regarding our executive compensation program, including the specific compensation of our executive officers, including our Named Executive Officers. The Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted.

While the Committee determines our overall compensation philosophy and the compensation of our executive officers, it relies on its compensation consultant, as well as our CEO, our Vice President of Human Resources, and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The Committee makes all final recommendations regarding executive officers’ compensation, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards for all executives. The Committee meets on a regularly-scheduled basis and at other times as needed. The Committee periodically reviews compensation matters with our Board of Directors.

At the beginning of each year, the Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions are (i) properly coordinated, (ii) aligned with our vision, mission, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the Committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.

The Committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Committee reviews market trends and changes in competitive compensation practices, as further described below.

The factors considered by the Committee in making its determinations with respect to the compensation of our executive officers, including our Named Executive Officers, for 2014 included:

■	our corporate growth and other elements of financial performance;

■	our corporate and individual achievements against one or more short-term and long-term performance objectives;

■	the individual performance of each executive officer against his management objectives;

■	a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);

■	the expected future contribution of the individual executive officer; and

■	historical compensation awards we have made to our executive officers and their retention value;

■	internal pay equity based on the impact on our business and performance; and

■	the recommendations of our CEO (except with respect to his own compensation) as described below.

The Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of each executive officer, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program. No executive officer participates in the determination of the amounts or elements of his or her own compensation.

As part of this process, our Board evaluates the performance of our CEO each year and approves all decisions regarding his base salary adjustments, annual cash incentives, and long-term incentives in the form of equity awards. Our CEO is not present during any of the deliberations regarding his compensation.

Role of our Management

Our VP of Human Resources works closely with the Committee as it conducts its deliberations about the compensation of our other executive officers, including the Named Executive Officers. Typically, our VP of Human Resources works with the Committee to determine the structure of the annual bonus plan, and to identify and develop corporate and individual performance objectives for such plan, and to evaluate actual performance against the selected measures. Our CEO makes recommendations to the Committee as described in the following paragraph and is involved in the determination of compensation for the respective executive officers who report to him.

At the beginning of each year, our CEO reviews the performance of our other executive officers, including the other Named Executive Officers, based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Committee for each element of compensation. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and are reviewed with our Board. Using his subjective evaluation of each executive officer’s performance and taking into consideration historical compensation awards to our executive officers and our corporate performance during the preceding year, these recommendations concern base salary adjustments, target annual cash bonus incentives, and long-term incentives in the form of equity awards for each of our executive officers (other than himself) based on our results, the individual executive officer’s contribution to these results, and his or her performance toward achieving his or her individual performance goals. The Committee then reviews these recommendations and considers the other factors described above and determines the target total direct compensation of each executive officer, as well as each individual compensation element.

While the Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our executive officers.

Role of Compensation Consultant

Pursuant to its charter, the Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determined in its sole discretion, to assist in carrying out its responsibilities. The Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Committee.

In 2013, pursuant to this authority, the Committee engaged Compensia, Inc., a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Committee by Compensia in 2014 were as follows:

■	developed and subsequently updated the compensation peer group;

■	provided advice with respect to compensation best practices and market trends for executive officers and members of our Board;

■	conducted an analysis of the levels of overall compensation and each element of compensation for of our executive officers;

■	conducted an analysis of the levels of overall compensation and each element of compensation for the members of our Board; and

■	provided ad hoc advice and support throughout the year.

Representatives of Compensia attend meetings of the Committee as requested and also communicate with the Committee outside of the meetings. Compensia reports to the Committee rather than to the management, although Compensia may meet with members of the management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the Committee. During 2014, Compensia met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.

The Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above. The Committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Rule 10C-1 of the Exchange Act and the enhanced independence standards and factors set forth in the applicable listing standards of NYSE, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the Committee has not raised any conflict of interest.

Competitive Positioning

As part of its deliberations, the Committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies developed by the Committee, as well as compensation survey data.

In the fall of 2013, the Committee directed Compensia to formulate a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices. Compensia undertook a detailed review of the pool of U.S.-based publicly-traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate.

Following this review, Compensia recommended to the Committee the following peer group to consist of 18 companies, which the Committee subsequently approved. The selected companies had revenues ranging from $49 million to $222 million, with a median of $128 million, and market capitalizations ranging from $97 million to $904 million, with a median of $241million. The companies comprising the compensation peer group were as follows:

Ambarella	Mindspeed Technologies
Applied Micro Circuits	Nanometrics
Ceva	Perigrine Semiconductor
DSP Group	Pericom Semiconductor
Exar	PLX Technology
GSI Technology	Sigma Designs
Ikanos Communications	Supertex
Intermolecular	Vitesse Semiconductor
Maxlinear	Volterra Semiconductor

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. The Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

Compensation Elements

The primary elements of our executive compensation programs are base salary, cash incentive compensation and long-term incentive compensation in the form of equity awards. Our executive officers also participate in the standard employee benefit plans available to our employees. In addition, our executive officers are eligible for post-employment (severance and change in control) payments and benefits under certain circumstances.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, to attract and retain a stable management team. Base salaries for our executive officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team as a whole.

The Committee reviews the base salaries of our executive officers, including our Named Executive Officers, annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

In April 2014, the Committee reviewed the base salaries of our executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the Committee determined to maintain the base salaries of some of our executive officers at their 2013 levels. The base salary rates of our Named Executive Officers for 2014 were as follows:

Named Executive Officer	2013 Base Salary	2014 Base Salary	Percentage Adjustment
Dr. Tamer	$300,000	$300,000	---
Mr. Edmunds	$270,400	$278,512	3%
Mr. Roach	$270,000	$270,000	---
Dr. Torten	$234,000	$275,000	17.5%
Mr. Ogawa	$220,000	$240,000	9%

The base salaries received by our Named Executive Officers during 2014 are also set forth in “Executive Compensation – 2014 Summary Compensation Table” below.

Annual Cash Incentive Compensation

We use annual cash incentives paid to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Cash bonuses are not guaranteed and may vary materially from year-to-year. For performance during fiscal year 2014, our executive officers received discretionary cash bonus opportunities except for Mr. Roach who received a cash incentive award.

Cash Bonuses

In January 2014, the Committee determined that cash bonus opportunities for our executive officers, including our Named Executive Officers, for performance during the 2014 fiscal year would be based on the corporate performance measure described below. Except Mr. Roach, the Committee reserved its discretion to determine the ultimate bonus payments based on its review of the corporate performance measure as well as individual performance, bonus targets for the prior year, our overall corporate position, and the competitive marketplace for our executives.

Cash Incentive Award

In January 2014, Mr. Roach was granted a cash incentive award pursuant to the 2014 Sales Incentive Plan with a target value of $145,000. The ultimate payment for this cash incentive award was entirely based on the corporate and individual performance objectives described below, with a 60% weighting to corporate performance objectives and a 40% weighting to individual performance objectives.

Corporate Performance Objectives

The Committee selected revenue as the corporate performance measure to be considered in determining cash bonuses for 2014 for our executive officers other than Mr. Roach and to be used in administration of Mr. Roach’s award under the 2014 Sales Incentive Plan. The Committee believed this performance measure was appropriate for our business because, given our stage of development, it focused our executive officers on the successful execution of our annual operating plan and related strategic objectives. At the same time, the Committee established a benchmark performance level for this measure at a level that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

Individual Performance Objectives

In addition to the corporate performance measure, the cash incentive award under the 2014 Sales Incentive Plan for Mr. Roach, our Vice President of Worldwide Sales, was also based on his achievement against his individual performance objectives. This individual performance objective was established at the beginning of the year in discussions with our CEO, and was subsequently approved by our Board. This objective related to customer design win activities for the year.

2014 Performance Results and Cash Incentive Decisions

In January 2015, the Committee determined that the company exceeded the corporate goal for revenue of $128.8M for 2014 under the 2014 Sales Incentive Plan and that Mr Roach’s performance against the corporate performance objective should be measured at 105% of the target. At that time, the Committee also determined, based on its review of the recommendation of our CEO, that Mr. Roach was eligible for a cash incentive award payment under the 2014 Sales Incentive Plan equal to 91% of his target award based on his individual progress against certain specific customer design win activity objectives. In aggregate, Mr. Roach was eligible to receive a cash incentive award equal to 99% of his $145,000 target. However, the Committee determined to reduce that cash portion of the award to $118,096 and pay the remainder in an RSU award.

In January 2015, the Committee determined to award cash bonuses to the other Named Executive Officers based on its review of our revenue performance, our overall corporate performance, and taking into account each Named Executive Officer’s contributions to these successes.

For 2014, the Committee approved the following cash incentive award payment for Mr. Roach and the following cash bonus payments for our other Named Executive Officers:

Named Executive Officer	Annual Base Salary	Actual Cash Incentive Payment	Actual Cash Incentive Payment as a Percentage of Annual Base Salary
Dr. Tamer	$300,000	$150,000	50%
Mr. Edmunds	$278,512	$85,582	31%
Mr. Roach	$270,000	$118,096	44%
Dr. Torten	$275,000	$84,255	31%
Mr. Ogawa	$240,000	$72,000	30%

The annual cash incentive award to Mr. Roach and the annual cash bonuses paid to our other Named Executive Officers for 2014 are also set forth in “Executive Compensation – 2014 Summary Compensation Table” below.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of our common stock. Historically, we have relied on options to purchase shares of our common stock and, beginning in January 2013, RSU awards that may be settled for shares of our common stock as the principal vehicles for delivering long-term incentive compensation opportunities to our executive officers. The Committee believes these awards enable us to attract and retain key talent in our industry and aligns our executive officers’ interests with the long-term interests of our stockholders.

The Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. Generally, in determining the size of the equity awards granted to our executive officers the Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above.

In April 2014, the Committee approved equity awards for our executive officers, including our Named Executive Officers, in recognition of our financial results and each executive officer’s individual performance for 2013. In determining the amount of each executive officer’s equity award, the Committee took into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above. The Committee also considered the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives.

These equity awards consisted entirely of RSU awards that may be settled for shares of our common stock. The RSU awards granted to our Named Executive Officers in 2014 were as follows:

Named Executive Officer	Restricted Stock Unit Awards (number of shares)
Dr. Tamer	35,000
Mr. Edmunds	27,000
Mr. Roach	27,000
Dr. Torten	36,000
Mr. Ogawa	24,000

Restricted Stock Unit Awards

The RSU awards granted to our executive officers, including our Named Executive Officers (other than our CEO), were subject to a time-based vesting requirement providing that these awards are to vest as to 50% of the shares of our common stock subject to the award on the second anniversary of the date of grant and, thereafter, as to an additional 25% of the shares of our common stock subject to the award on the third and fourth anniversaries of the date of grant, respectively, assuming the continued service of the executive officers on each such vesting date.

The RSU award granted to our CEO was granted half in the form of a time-based RSU award (17,500 shares) and half in the form of a performance-based RSU award (17,500 shares). The time-based RSU award is to vest as to 25% of the shares of our common stock subject to the award on each of the first four anniversaries of the date of grant, subject to the continued service of our CEO on each such vesting date.

The performance-based RSU award is to vest in four equal annual increments on each of the first four anniversaries of the date of grant, but only if:

■	we successfully completed the acquisition of Cortina Systems, Inc. during 2014; and

■	we achieved our 2014 annual operating plan revenue target of $128.8 million and earnings-per-share target of $0.30 per share as approved by our Committee and Board of Directors.

Because we successfully achieved both performance requirements during 2014, the performance-based RSU award will continue to vest over the four year period following the date of grant.

On April 16, 2014, the Committee granted RSU awards to our executive officers, including our Named Executive Officers, in recognition of its intention to reflect a 3% adjustment in their target total direct compensation for the year. These RSU awards were subject to time-based vesting, vesting in full in February 2015.

The Committee determined to make part of Mr. Roach’s payment for achievements under the 2014 Sales Incentive Plan in the form of shares of our common stock rather than cash, as is referenced above (please see “2014 Performance Results and Cash Incentive Decisions”). Accordingly, on July 23, 2014, the Committee granted Mr. Roach a fully vested RSU award covering 1,863 shares of our common stock in recognition of his successful completion of an individual performance objective established for him earlier in the year.

Information regarding equity awards granted to our Named Executive Officers in 2014 are also set forth in “Executive Compensation – 2014 Summary Compensation Table” and “Executive Compensation – 2014 Grants of Plan-Based Awards Table” below.

Welfare and Health Benefits

We maintain a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code (the “Code”) for our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service that provides them with an opportunity to save for retirement on a tax-advantaged basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the applicable plan. We do not provide any retirement benefits for our executive officers other than the Section 401(k) plan.

We also maintain broad-based welfare and health benefit programs for all eligible employees, including flexible spending accounts, medical, dental and vision care plans, our life and accidental death and dismemberment insurance policies and long-term and short-term disability plans. Our executive officers, including our Named Executive Officers, are eligible to participate in each of these programs on the same terms as non-executive employees.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2014, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each Named Executive Officer.

In the future, we may provide perquisites or other personal benefits to our executive officers in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Committee.

Employment Offer Letters

We have extended written employment offer letters to each of our Named Executive Officers. Each of these arrangements was approved on our behalf by our Board or the Committee, as applicable. We believe that these arrangements were appropriate to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling these executive positions, our Board or the Committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing environment. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, our Board or the Committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment arrangements provides for “at will” employment and sets forth the initial compensation arrangements for the Named Executive Officer, including an initial base salary, a target annual cash bonus opportunity, and, in some instances, a recommendation for an equity award for shares of our common stock.

For a summary of the material terms and conditions of the employment arrangements with each of our Named Executive Officers, see “Executive Compensation – Employment, Severance and Change in Control Arrangements” below.

Post-Employment Compensation

Pursuant to their employment offer letters, certain of our Named Executive Officers are eligible to receive payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company.

We believe that these arrangements serve several objectives. First, they eliminate the need to negotiate severance payments and benefits on a case-by-case basis at the time of a termination of employment. They also help assure our executive officers that their severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Further, they act as an incentive for our Named Executive Officers to remain employed and focused on their responsibilities during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

These arrangements contemplate that the payments and benefits in the event of a change in control of the Company are payable only upon a “double trigger”; that is, only following a change in control and a qualifying termination of employment, including a termination of employment without cause or a resignation for good reason, and in each case requires that the Named Executive Officer execute a release of claims in our favor.

For a summary of the material terms and conditions of these post-employment compensation arrangements, see “Executive Compensation – Employment, Severance and Change in Control Arrangements” below.

Other Compensation Policies

Hedging and Pledging Policies

In 2014, we adopted a policy prohibiting our employees, including our executive officers, and members of our Board from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. We also have adopted a policy prohibiting the pledging of our common stock by our employees, including our executive officers, and members of our Board.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of the three other most highly-compensated executive officers (other than its chief financial officer). Qualifying “performance-based compensation” is not subject to the deduction limitation if specified requirements are met. The Committee periodically considers all elements of the cost to us of providing compensation to such officers, including the potential impact of the Section 162(m) deduction limit. To maintain the Committee’s desired flexibility with respect to annual and long-term incentive compensation, the Committee may deem it appropriate to provide one or more covered executive officers with the opportunity to earn incentive compensation, whether through awards tied to our financial performance or awards tied to the executive officer’s continued service, which do not comply with an exemption from the deduction limitation of Section 162(m) when the Committee believes that such payments are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

The Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of share-based payment awards.

ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock unit awards for shares of our common stock, based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which generally will correspond to the award’s vesting schedule).

Compensation-Related Risk Management

We believe that our compensation policies and practices for all employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our company. In making this determination, we assessed our executive and broad-based compensation programs to determine if their provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of our compensation policies and practices and an analysis of our executive compensation program. Although we reviewed all elements of our various compensation programs, we focused primarily on those characterized by variability in payout and the ability of a participant to directly affect payout, as well as the controls on participant action and payout under those elements.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to us as a whole. We also believe that our incentive compensation plans and arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the oversight and administration of the Committee with regard to our executive compensation program.

Several features in our compensation programs and policies mitigate or reduce the likelihood of excessive risk-taking by employees, including the following:

■	our core compensation principles and compensation program elements are designed to align our goals with stockholder interests; and

■	pay typically consists of a mix of fixed and variable compensation, with the variable compensation elements designed to reward both short-term and long-term corporate performance.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Inphi Corporation under the Securities Act of 1933 or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with Inphi Corporation’s management. Based on this review and these discussions, the compensation committee recommended to the Board of Directors of Inphi Corporation that the Compensation Discussion and Analysis be included in Inphi Corporation’s proxy statement on Schedule 14A and incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted on April 15, 2015, by the members of the compensation committee of the Board of Directors:

Dr. David Liddle, Chairman

Dr. Chenming C. Hu

Mr. Sam S. Srinivasan

EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the year ended December 31, 2014, 2013 and 2012 for our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2014, whom we refer to as our Named Executive Officers.

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Dr. Ford Tamer	2014	300,000		150,000	(2)	530,502	—	—		980,502
President and Chief	2013	300,000		13,938	(2)	—	—	—	—	313,938
Executive Officer	2012	275,000		—		4,126,566	4,048,503	—	—	8,450,069

John Edmunds	2014	276,487		85,582	(2)	410,660	—	—	—	772,729
Chief Financial Officer and	2013	270,533		15,968	(3)	380,941	—	—	—	667,442
Chief Accounting Officer	2012	270,400		—		382,571	194,130	—	—	847,101

Charlie Roach	2014	270,000		—		436,014	—	118,096		824,110
Vice President of Worldwide	2013	270,000		—		89,300	—	110,200	—	469,500
Sales	2012	93,115	(4)	30,000	(5)	395,100	385,200	48,334	—	951,749

Dr. Ron Torten	2014	264,752		84,255	(2)	544,643	—	—	—	893,650
Vice President of Operations	2013	234,115		13,953	(3)	380,155	—	—	—	628,223
and Information Technology	2012	234,000		20,000	(2)	185,100	90,900	—	—	530,000

Richard Ogawa(6)	2014	235,001		72,000	(2)	364,793	—	—	—	671,794
General Counsel	2013	219,154		10,166	(2)	535,800	218,555	—	—	983,675

(1)

The amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in note 11 to the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2014. There can be no assurance that awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value. None of our executive officers forfeited any awards in 2014.

(2)	Represents a discretionary bonus award.
(3)	Represents a discretionary bonus award and $1,000 for five year anniversary bonus with our company.
(4)	Represents pro-rated amount of annual base salary as Mr. Roach joined us in September 2012.
(5)	Represents sign-on bonus as part of Mr. Roach’s offer letter.
(6)	Mr. Ogawa joined us as our General Counsel in January 2013.

Grants of Plan-Based Awards in 2014

The following table sets forth information on grants of plan-based awards in 2014 to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)
Name	Grant Date	Threshold($)	Target($)	Maximum($)	Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Securities Underlying ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(3)
Dr. Ford Tamer	4/16/14					617	—	—	9,002
	4/17/14				$260,750	17,500	—	—	260,750

John Edmunds	4/16/14					573	—	—	8,360
	4/17/14					27,000	—	—	402,300

Charlie Roach	4/16/14					555	—	—	8,098
	4/17/14					27,000	—	—	402,300
	7/23/14					1,863	—	—	25,616
		—	$145,000	$185,600

Dr. Ron Torten	4/16/14					565	—	—	8,243
	4/17/14					36,000	—	—	536,400

Richard Ogawa	4/16/14					493	—	—	7,193
	4/17/14					24,000	—	—	357,600

(1)

The threshold illustrates the smallest payout that can be made if all of the pre-established performance objectives are achieved at the minimum achievement level. Actual awards may be more or less than these amounts and are at the discretion of the Compensation Committee. The target is the payout that can be made if the pre-established performance objectives have been achieved at the target achievement level. The maximum is the greatest payout that can be made if the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels.

(2)

The threshold payout is also the smallest and largest payout that can be made. Vesting is subject to achievement of pre-determined performance conditions and is also subject to Dr. Tamer’s continued service through each of the first four anniversaries of the vesting commencement date.

(3)

The amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in note 11 to the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2014. There can be no assurance that awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value. None of our executive officers forfeited any awards in 2014.

Narrative to 2014 Summary Compensation Table and Grants Plan-Based Awards in 2014 Table

Please see “—Compensation Discussion and Analysis” above for a complete description of compensation plans pursuant to which the amounts listed under the 2014 Summary Compensation Table and Grants of Plan-Based Awards in 2014 table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also provides additional information regarding the stock grants.

Outstanding Equity Awards at December 31, 2014

The following table presents certain information concerning equity awards held by our Named Executive Officers as of December 31, 2014

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested (#)(1)
Dr. Ford Tamer	394,998	(2)	162,647	(2)	14.80	2/1/2022
							174,565	(3)	3,225,961

John Edmunds	183,221	(4)	—		1.96	3/12/2018
	12,857	(4)	—		1.47	2/25/2019
	42,856	(5)	—		9.29	4/30/2020
	15,000	(6)	7,500	(6)	22.07	4/7/2021
	14,583	(2)	5,417	(2)	12.34	1/18/2022
	7,333	(2)	3,667	(2)	13.48	4/12/2022
							81,179	(7)	1,500,188

Charlie Roach	52,500	(2)	37,500	(2)	8.78	10/26/2022
							57,138	(8)	1,055,910

Dr. Ron Torten	21,428	(5)	—		9.29	4/30/2020
	428	(4)	—		12.02	7/14/2020
	12,500	(6)	6,250	(6)	22.07	4/7/2021
	10,937	(2)	4,063	(2)	12.34	1/18/2022
							81,391	(9)	1,504,106

Richard Ogawa	23,958	(2)	26,042	(2)	8.93	1/16/2023
							69,123	(10)	1,277,393

(1)

The amount represents the market value of our common stock as of December 31, 2014, multiplied by unvested shares as of December 31, 2014. The closing price of our common stock on December 31, 2014 was $18.48.

(2)

This stock option vests as to 1/4th of the total number of shares subject to the option 12 months after the vesting commencement date, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter. The stock option awards are not subject to early exercise.

(3)

This includes (i) 139,411 shares from the February 1, 2012 grant that vest as to 50% of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 154 shares from the April 16, 2014 grant which will vest on February 5, 2015 and (iii) 35,000 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, with vesting of 17,500 of such shares also subject to achievement of pre-determined performance conditions described in “—Compensation Discussion and Analysis”.

(4)	This stock option is fully vested.
(5)

This stock option vests in a series of 60 successive equal monthly installments upon completion of each additional month of service over the 60-month period measured from the first anniversary of such optionee’s vesting commencement date. This stock option award is subject to early exercise, and subject to our right of repurchase during the vesting period.

(6)

This stock option vests as to 1/3rd of the total number of shares two years after the vesting commencement date, 1/3rd of the total number of shares three years after the vesting commencement date and 1/3rd of the total number of shares four years after the vesting commencement date. The stock option awards are not subject to early exercise.

(7)

This includes (i) 7,500 shares from the April 7, 2011 grant that vests as to 1/3rd of the total number of shares two years after the vesting commencement date, 1/3rd of the total number of shares three years after the vesting commencement date and 1/3rd of the total number of shares four years after the vesting commencement date, (ii) 10,000 shares from January 18, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iii) 5,036 shares from the April 12, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iv) 31,500 shares from January 16, 2013 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (v) 143 shares from the April 16, 2014 grant which will vest on February 5, 2015 and (vi) 27,000 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

(8)

This includes (i) 22,500 shares from October 26, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 7,500 shares from January 16, 2013 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iii) 138 shares from the April 16, 2014 grant which will vest on February 5, 2015 and (iv) 27,000 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

(9)

This includes (i) 6,250 shares from the April 7, 2011 grant that vests as to 1/3rd of the total number of shares two years after the vesting commencement date, 1/3rd of the total number of shares three years after the vesting commencement date and 1/3rd of the total number of shares four years after the vesting commencement date, (ii) 7,500 shares from January 18, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iii) 31,500 shares from January 16, 2013 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iv) 141 shares from the April 16, 2014 grant which will vest on February 5, 2015 and (v) 36,000 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

(10)

This includes (i) 45,000 shares from January 16, 2013 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 123 shares from the April 16, 2014 grant which will vest on February 5, 2015 and (iii) 24,000 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

Option Exercises and Stock Vested in 2014

The following table sets forth the number of shares acquired upon exercise of options and all stock awards vested by each named executive officer during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Dr. Ford Tamer	—	—	139,874	1,606,048
John Edmunds	—	—	25,948	362,524
Charlie Roach	—	—	16,030	236,221
Dr. Ron Torten	4,250	55,547	20,924	289,569
Richard Ogawa	—	—	15,370	200,897

(1)	The value realized is based on the market value of our common stock, based on the closing price per share of our common stock on the date of exercise, minus the exercise price.
(2)	The value realized equals the closing market value of our common stock on the vesting date multiplied by the number of shares that vested.

Employment, Severance and Change of Control Arrangements

On February 1, 2012, we entered into an offer letter agreement with Dr. Tamer, our President and CEO. This offer letter agreement set Dr. Tamer’s base salary at an annual rate of $300,000 (to be pro-rated for any partial year of service). Pursuant to this offer letter agreement, Dr. Tamer is eligible to receive a bonus in an amount up to 50% of base salary (as pro-rated for any partial year of service) through participation in our annual cash incentive program. In addition, Dr. Tamer was granted an option to purchase 557,645 shares of our common stock, which will vest over four years commencing on February 1, 2012 (the “Tamer Vesting Commencement Date”) with 1/4th of the shares vesting on the one-year anniversary of the Tamer Vesting Commencement Date and the remaining shares vesting in a series of 36 equal monthly installments thereafter. Dr. Tamer was also granted RSUs for 278,822 shares, which will vest over four years commencing on the Tamer Vesting Commencement Date with 1/2 of the shares vesting on the two-year anniversary of the Tamer Vesting Commencement Date and one-quarter of the shares vesting on each of the third and fourth anniversaries of the Tamer Vesting Commencement Date.

We also entered into a severance and change of control agreement with Dr. Tamer dated February 1, 2012, which includes, among other provisions, (a) payment of 200% of Dr. Tamer’s annual base salary, plus the annual target bonus, and acceleration of vesting and exercisability of 100% of his outstanding equity awards (subject to certain limitations set forth in his severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control and (b) payment of 100% of Dr. Tamer’s annual base salary, plus the annual target bonus, in the event he is “involuntarily terminated” more than 12 months following a “change of control” or more than 3 months prior to a change of control and his outstanding equity awards will accelerate with respect to 25% of the then-unvested shares.

In December 2007, we entered into an offer letter agreement with Mr. Edmunds, our Chief Financial Officer. This offer letter agreement set Mr. Edmunds’ base salary at an annual rate of $250,000. Pursuant to the offer letter agreement, Mr. Edmunds was entitled to a commuting allowance of $2,000 per month and a relocation allowance of up to $25,000 in the event he relocates to Westlake Village. However, it was agreed that instead of receiving this commuting allowance, we would reimburse Mr. Edmunds for travel expenses incurred for traveling between our headquarters in Sunnyvale, California and Westlake Village, California. In addition, Mr. Edmunds was granted options to purchase 183,221 shares of common stock under the 2000 Stock Option/Stock Issuance Plan (the “2000 Stock Plan”). Mr. Edmunds is also entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans. Mr. Edmunds’ offer letter agreement provides that he is an at-will employee and his employment may be terminated at any time by us.

On June 8, 2010, we entered into a change of control severance agreement with Mr. Edmunds which superseded the severance terms of Mr. Edmunds’ offer letter. Under this change of control severance agreement, if Mr. Edmunds is terminated by us without “cause” or is otherwise “involuntarily terminated,” as such terms are defined below, within 12 months of a “change of control,” as defined below, Mr. Edmunds will be entitled to receive a lump sum equal to 150% of the sum of his annual base salary, plus his annual target bonus as in effect on his termination date. In addition, if Mr. Edmunds elects and pays to continue health insurance under COBRA, we will reimburse Mr. Edmunds on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for Mr. Edmunds and his eligible dependents, until the earlier of (a) the end of the 18-month period following his termination date or (b) the date Mr. Edmunds or his eligible dependents lose eligibility for COBRA continued coverage. We also agreed to accelerate the vesting of 100% of his then unvested outstanding equity awards pursuant to the change of control severance agreement.

On August 25, 2012 we entered into an offer letter agreement with Mr. Roach as Vice President of Worldwide Sales. This offer letter agreement set Mr. Roach’s base salary at annual rate of $270,000. Pursuant to this offer letter agreement, Mr. Roach will participate in a sales compensation plan where he will be eligible for a cash-based variable incentive payment of up to $145,000 per year, based on our performance goals related to metrics, including but not limited to, revenue, gross margins, and design wins. In addition, Mr. Roach was granted an option to purchase 90,000 shares of our common stock, which will vest over a four year period commencing September 4, 2012 (the “Roach Vesting Commencement Date”), with one-fourth of the shares vesting on the one-year anniversary of the Roach Vesting Commencement Date and the remaining shares vesting in a series of 36 equal monthly installments thereafter. Mr. Roach was also granted an RSU for 45,000 shares, which will vest over four years commencing on the Roach Vesting Commencement Date with one-quarter (25%) of the shares vesting on the date that is one year after the commencement of his employment and 1/4th of the shares vesting on each of the second, third, and fourth anniversaries of his employment commencement date.

We also entered into a severance and change of control agreement with Mr. Roach dated September 4, 2012 which includes, among other provisions, (a) payment of 50% of Mr. Roach’s annual base salary plus 50% of the sales compensation plan in effect at time of termination and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in his severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control”; and (b) payment of 50% of Mr. Roach’s annual base salary plus 50% of the sales compensation plan, in the event he is “involuntarily terminated” more than 12 months following a “change of control” or more than 3 months prior to a change of control. In addition, if Mr. Roach elects and pays to continue health insurance under COBRA, we will reimburse Mr. Roach on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for him and his eligible dependents, until the earlier of (a) the end of the 6-month period following his termination date or (b) the date he or his eligible dependents lose eligibility for COBRA continued coverage.

On December 31, 2012, we entered into an offer letter agreement with Mr. Ogawa as General Counsel. This offer letter agreement set Mr. Ogawa’s base salary at annual rate of $220,000.00. In addition, Mr. Ogawa was granted an option to purchase 50,000 shares of our common stock, which will vest over four year period commencing January 16, 2013 (the “Ogawa Vesting Commencement Date”) with one-fourth of the shares vesting on the one-year anniversary of the Ogawa Vesting Commencement Date and the remaining shares vesting in a series of 36 equal monthly installments thereafter. Mr. Ogawa was also granted an RSU for 60,000 shares, which will vest over four years commencing on the Ogawa Vesting Commencement Date with one-quarter (25%) of the shares vesting on the dated that is one year after the commencement date of Mr. Ogawa’s employment, and one-quarter (25%) of the shares vesting on each of the second, third and fourth anniversaries of his employment commencement date.

On April 22, 2013, we entered into a change of control agreement with Richard Ogawa, which includes, among other provisions, payment of 50% of Mr. Ogawa’s annual base salary in effect at time of termination, any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in Mr. Ogawa’s severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control.” In addition, if Mr. Ogawa elects and pays to continue health insurance under COBRA, we will reimburse Mr. Ogawa on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for Mr. Ogawa and his eligible dependents, until the earlier of (a) the end of the 6-month period following his termination date or (b) the date such executive officer or his eligible dependents lose eligibility for COBRA continued coverage.

On December 31, 2013, we entered into a change of control agreement with Dr. Torten, which includes, among other provisions, payment of 50% of Dr. Torten’s annual base salary in effect at time of termination, any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in such executive officer’s severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control.” In addition, if Dr. Torten elects and pays to continue health insurance under COBRA, we will reimburse Dr. Torten on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for Dr. Torten and his eligible dependents, until the earlier of (a) the end of the 6-month period following his termination date or (b) the date Dr. Torten or his eligible dependents lose eligibility for COBRA continued coverage.

For purposes of the change of control agreements above, “involuntarily terminated” is defined as (a) a reduction in compensation by greater than 10%, unless part of a general reduction in compensation applicable to our senior executives, (b) relocation of job site by more than 50 miles, (c) a material reduction in job responsibilities, change in title or change in reporting structure, (d) any termination by us without cause, or (e) the failure to obtain the assumption of any agreement with the executive officer by any successor.

Except as otherwise noted, the term “cause” is defined as (a) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on our the business or affairs or that of our affiliates or stockholders, (b) intentional or willful misconduct or refusal to follow the lawful instructions of our Board, or (c) intentional breach of our confidential information obligations which has an adverse effect on us or our affiliates or stockholders.

The term “change of control” is defined as the occurrence of any one of the following events:

●	the approval by our stockholders of our liquidation or dissolution or the sale or disposition of all or substantially all of our assets;
●	a merger or consolidation where we are not the surviving entity;
●	any person or persons becoming the beneficial owner, directly or indirectly, of 50% or more of the total voting power of our then outstanding voting securities; or
●

a change in the composition of our Board, as a result of which fewer than a majority of the directors who are currently on our Board or who are elected, or nominated for election, to our Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (a), (b) or (c), or in connection with an actual or threatened proxy contest relating to our election of directors.

Potential Payments Upon Termination and Change of Control

The following table shows the potential payments that would have been paid to our Named Executive Officers if they had been involuntarily terminated on December 31, 2014.

	Involuntary Termination without a Change of Control			Involuntary Termination Related to a Change of Control
Name	Severance Payments Attributable to Salary ($)	Value of Accelerated Equity Awards ($)(1)	Health Care Benefits ($)	Severance Payments Attributable to Salary ($)	Value of Accelerated Equity Awards ($)(1)		Health Care Benefits ($)
Dr. Ford Tamer	450,000	—	27,225	750,000	3,824,502	(2)	54,449
John Edmunds	—	—	—	501,322	1,557,685	(3)	27,041
Charlie Roach	207,500	—	—	207,500	709,830	(4)	11,727
Dr. Ron Torten	—	—	—	220,000	761,514	(5)	13,612
Richard Ogawa	—	—	—	192,000	763,047	(6)	13,612

(1)	Negative values associated with underwater stock options are included in the value of accelerated equity awards.
(2)

The amount represents the market value per share of our common stock as of December 31, 2014, less the option exercise price of $14.80 multiplied by the unvested options as of December 31, 2014 (162,647 options) and the market value of our common stock as of December 31, 2014 multiplied by the unvested restricted stock units as of December 31, 2014 (174,565 shares). The closing price of our common stock on December 31, 2014 was $18.48.

(3)

The amount represents the fair market value per share of our common stock as of December 31, 2014, less the option exercise price ($9.29, $12.34, $13.48 and $22.07) multiplied by the unvested options as of December 31, 2014 (20,156 options) and the fair value of our common stock as of December 31, 2014 multiplied by the unvested restricted stock units as of December 31, 2014 (81,179 shares). The closing price of our common stock on December 31, 2014 was $18.48.

(4)

The amount represents the fair market value per share of our common stock as of December 31, 2014, less the option exercise price of $8.78 multiplied by 50% of the unvested options as of December 31, 2014 (37,500 options) and the fair value of our common stock as of December 31, 2014 multiplied by 50% of the unvested restricted stock units (57,138 shares). The closing price of our common stock on December 31, 2014 was $18.48.

(5)

The amount represents the fair market value per share of our common stock as of December 31, 2014, less the option exercise price ($9.29, $12.34 and $22.07) multiplied by 50% of the unvested options as of December 31, 2014 (12,099 options) and the fair value of our common stock as of December 31, 2014 multiplied by 50% of the unvested restricted stock units (81,391 shares). The closing price of our common stock on December 31, 2014 was $18.48.

(6)

The amount represents the fair market value per share of our common stock as of December 31, 2014, less the option exercise price of $8.93 multiplied by 50% of the unvested options as of December 31, 2014 (26,042 options) and the fair value of our common stock as of December 31, 2014 multiplied by 50% of the unvested restricted stock units (69,123 shares). The closing price of our common stock on December 31, 2014 was $18.48.

No executive will receive a gross-up payment if the executive officer is required to pay excise tax under Section 4999 of the Code.

In addition to the benefits described above, upon a merger, consolidation, sale, transfer or other disposition of all or substantially all of our assets in the event of a complete liquidation or dissolution, our 2000 Stock Plan provides that the successor corporation or its parent or subsidiary will assume, substitute or replace an equivalent award for each outstanding award under the 2000 Stock Plan. If there is no assumption or substitution of outstanding awards, such awards will become fully vested and exercisable.

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Inphi under the Securities Act of 1933 or the Exchange Act.

The audit committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving Inphi’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by Inphi’s independent accountants and reviewing their reports regarding Inphi’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board of Directors. Inphi’s management is responsible for preparing Inphi’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by Inphi’s management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that Inphi’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by PCAOB Standard No. 16, as adopted by the Public Company Accounting Oversight Board (PCAOB) and approved by the SEC. In addition, the independent registered public accountants provided to the audit committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communication with the audit committee concerning independence, and has discussed such accountants’ independence from Inphi and its management. Additionally, the audit committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence.

The audit committee has discussed with management the procedures for selection of consultants and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountant independence. The audit committee has discussed with Inphi’s management and its independent registered public accountants, with and without management present, their evaluations of Inphi’s internal accounting controls and the overall quality of Inphi’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in Inphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Respectfully submitted on April 15, 2015, by the members of the audit committee of the Board of Directors:

Mr. Sam S. Srinivasan, Chairman

Dr. Bruce McWilliams

Dr. David Liddle

PROPOSAL 2

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK UNDER
THE INPHI CORPORATION EMPLOYEE STOCK PURCHASE PLAN

Description of the Amendment

Stockholders are being asked to approve an increase in the number of shares of Common Stock that we may issue under the Inphi Corporation 2011 Employee Stock Purchase Plan (the “ESPP”). The proposed increase to the number of shares of Common Stock reserved for issuance under the ESPP is 750,000 shares, which will result in a total of 1,750,000 shares under the ESPP including past issuances.

The Board believes that it is important to provide eligible employees the opportunity to acquire an ownership interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company. As of March 31, 2015, there were 194,176 shares remaining available for future purchases under the ESPP. It was determined that this number of shares remaining available for future purchases under the ESPP is inadequate to achieve this purpose of the ESPP in the future. The Board expects that approval of this share reserve increase will provide sufficient shares to meet expected purchases under the ESPP over the next three years, depending on the Company’s share price and employee participation rates in the ESPP. This 750,000 share reserve increase will represent approximately 1.97% of the Company’s outstanding common stock, which the Board believes is a reasonable amount of potential dilution.

Summary of the ESPP

The following is a summary of principal features of the ESPP. The summary, however, does not purport to be a complete description of all the provisions of the ESPP. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Vice President, General Counsel at the Company’s principal offices in Santa Clara, California. The full text of the ESPP, as proposed to be amended, is also attached to this proxy statement as Annex A. Stockholders are urged to read the ESPP in its entirety.

Overview

The ESPP and the right of participants to make purchases thereunder are intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Purpose

The primary purpose of the ESPP is to attract and retain the best available personnel for the Company in order to promote the success of the Company’s business and to facilitate the ownership of the Company’s stock by employees.

Administration

The ESPP is currently under and is expected to remain under the administration of the Compensation Committee of the Board. All questions of interpretation of the ESPP are determined by the Compensation Committee, and its decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the ESPP, provided that any such eligible member may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to it, or serve on a committee appointed to administer the ESPP. No charges for administrative or other costs will be made against the payroll deductions of a participant in the ESPP. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the ESPP.

Eligibility

Any employee of the Company or its subsidiaries as of the offering date who completes a subscription agreement on the form provided by the Company is eligible to participate in the ESPP, except for any employee who beneficially owns five percent or more of the outstanding stock of the Company or is customarily employed for less than 20 hours per week or less than five months per year. As of March 31, 2015, 449 Company employees are eligible to participate in the ESPP.

Available Shares

The maximum aggregate number of shares of Common Stock to be issued under the ESPP is currently 1,000,000 and would become 1,750,000 if this proposal is approved, subject in both cases to adjustment. In the event of any change affecting the number, class, or terms of the shares of Common Stock due to a stock dividend, stock split, subdivision or consolidation, recapitalization, reorganization, reclassification, merger, spin-off, combination of shares, exchange of shares or other similar event, the Compensation Committee will proportionately adjust the number and class of Common Stock that may be delivered under the ESPP overall and during that offering period as well as the purchase price per share and the number of shares of Common Stock covered by each right under the ESPP that has not yet been exercised.

Offering Dates and Purchase Periods

The ESPP is implemented by a series of offerings, each for a six-month period. The offering periods commence on or about February 10 and August 10 of each year. The Board or Compensation Committee may alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Each offering period coincides with a purchase period of six (6) months duration. The last day of each purchase period shall be the purchase date for such purchase period. A purchase period commencing on February 10 shall end on the next August 9. A purchase period commencing on August 10 shall end on the next February 9. The Board or Compensation Committee may alter the duration and/or frequency of purchase periods with respect to future purchases without stockholder approval if such change is announced prior to the scheduled beginning of the first purchase period to be affected.

Terms of Options

(a) Participation. Eligible employees become participants in the ESPP by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date.

(b) Purchase Price. The purchase price per share at which shares are sold under the ESPP is the lower of 85% of the fair market value of the Common Stock on the last trading day preceding the date of commencement of the offering period or 85% of the fair market value of the Common Stock on the purchase date. The fair market value of the Common Stock on a given date is generally the closing sales price on the New York Stock Exchange on that date.

(c) Payment of Purchase Price; Payroll Deductions. Contributions to purchase shares are accumulated by payroll deductions during the offering period. The deductions may not be less than 1% and may not be more than 15% of a participant’s eligible compensation. A participant may decrease his or her participation in the ESPP during an offering period, but may not increase his deduction rate until the next offering period.

All payroll deductions are credited to the participant’s account under the ESPP and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the ESPP.

(d) Purchase of Stock; Exercise of Option. By executing a subscription agreement to participate in the ESPP, the participant is entitled to have shares placed under option, with the amount of shares ultimately purchased based on the applicable purchase price and payroll deductions and subject to applicable limitations. Unless the participant’s participation is discontinued, each participant’s option for the purchase of shares will be exercised automatically at the end of the purchase period at the applicable price. Participants pay no commissions on Common Stock purchased under the ESPP. However, if a participant decides to sell the Common Stock, the participant can expect to be charged a fee or commission if he or she uses an agent, such as a stock broker.

However, the Code requires that no participant be permitted to subscribe for shares under the ESPP if immediately after the grant of the option the participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the ESPP). Additionally, the Code precludes any participant being granted an option which would permit the participant to buy pursuant to the ESPP more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Separately, the Board or Compensation Committee can specify a per-participant share limit and overall share limit for each offering period, but these limits are not required by the Code and may be adjusted by the Board or Compensation Committee from time to time without shareholder approval. If the number of shares which would otherwise be placed under option at the beginning of an offering period either exceeds the Compensation Committee’s overall offering period share limit then in effect or exceeds the number of shares then available under the ESPP, a pro rata allocation of the available shares will be made in as equitable a manner as is practicable.

(e) Withdrawal. The participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the ESPP at least five days prior to the end of a purchase period.

Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s interest in that offering. In effect, the participant is given an option which may or may not be exercised during the six-month offering period. By executing the subscription agreement, the participant is not obligated to make the stock purchases; rather the subscription agreement is merely an election by the participant to place shares under option. Unless the participant’s participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the purchase period, and the maximum number of full shares purchasable with such participant’s accumulated payroll deductions will be purchased for the participant at the applicable price.

In the event that a participant fails to remain in the continuous employment of the Company as described in the ESPP, such participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to such participant’s account will be returned to such participant.

A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the ESPP.

(f) Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death, prior to the termination of the offering period cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant’s subscription agreement.

(g) Non-transferability. No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the ESPP.

(h) Capital Changes/Acceleration of Option. In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the ESPP.

In the event of the sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation or the dissolution or liquidation of the Company, the current offering period(s) will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Compensation Committee or Board. Immediately prior to such termination of the offering period, each outstanding option under the ESPP shall be exercised to the extent funded by deductions, unless the ESPP is assumed by a successor corporation or a parent or subsidiary of such successor corporation.

(i) Reports. Individual accounts will be maintained for each participant in the ESPP. Each participant will receive after the end of the six-month purchase period a report of such participant’s account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

Amendment and Termination of the ESPP

The Board may at any time and for any reason amend or terminate the ESPP. The Company must obtain stockholder approval of any amendment to the ESPP in such a manner and to the extent necessary to comply with Rule 16b-3 under the Exchange Act and/or Section 423 of the Code (or any other applicable law or regulation).

Federal Income Tax Aspects of the ESPP

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE ESPP. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE ESPP AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The ESPP and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the ESPP.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the “Offering Date”), and more than one year after the shares were purchased, a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of either of the two-year or one-year holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of either of the two-year or one-year holding periods described above.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Common Stock acquired under the ESPP by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Amended Plan Benefits

As participation in the ESPP is voluntary, the future benefits under the ESPP, as proposed to be amended, are not yet determinable. If the proposed amendment to the ESPP had been in effect for the fiscal year ended December 31, 2014, the Company does not expect that the number of shares purchased by participants through the ESPP during fiscal 2014 would have been materially different than the number of shares actually purchased during fiscal 2014. For illustrative purposes, the table below sets forth the actual number of shares purchased through the ESPP during the fiscal year ended December 31, 2014.

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Name of Individual or Identification of Group	Title/Position	Weighted Average Purchase Price ($)	Number of Shares Purchased

Named Executive Officers
Dr. Ford Tamer	President, Chief Executive Officer and Director	10.2000	1,177
Richard Ogawa	General Counsel	9.1042	4,644
Charlie Roach	Vice President of Worldwide Sales	7.9645	1,026
Dr. Ron Torten	Senior Vice President of Worldwide Operations	9.1197	6,374
All current executive officers (including the Named Executive Officers), as a group		9.1208	13,221

All employees, including all current officers who are not executive officers, as a group		9.041705	631,827

Vote Required for Approval

The approval of the amendment to the ESPP to increase the number of shares reserved for issuance under that plan by 750,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS

Our audit committee, which is composed entirely of non-employee independent directors, has selected PricewaterhouseCoopers LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2015. Our Board has endorsed this appointment. Ratification of the selection of PricewaterhouseCoopers LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, our Board and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Inphi and its stockholders. PricewaterhouseCoopers LLP previously audited our consolidated financial statements during the three fiscal years ended December 31, 2012, 2013, and 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2014 and 2013, were as follows, all of which were approved by the audit committee:

Services Provided	2013	2014
Audit Fees	$1,025,076	$1,028,879
Audit-Related Fees	—	—
Tax Fees	188,873	183,531
All Other Fees	1,800	1,800
Total Fees	$1,215,749	$1,214,210

Audit Fees. The aggregate fees billed for the years ended December 31, 2014 and 2013 were for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, the review of our internal accounting and reporting controls as required under Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees. For the years ended December 31, 2014 and 2013, there were no fees billed by PricewaterhouseCoopers LLP for professional services rendered under “Audit-Related Fees” above.

Tax Fees. The aggregate fees billed for the years ended December 31, 2014 and 2013 were for tax advisory and tax compliance services related to tax research and tax planning services in foreign countries in which we do business and services related to our tax returns, including our subsidiaries.

All Other Fees. For the years ended December 31, 2014 and 2013, the aggregate fees billed were for annual subscription of on-line library of authoritative accounting and auditing literature.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

Throughout the year, our audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our Board recommends a vote FOR the ratification of

PricewaterhouseCoopers LLP as our independent registered public accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4, and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year ended December 31, 2014.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2016 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary no later than December 25, 2015. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2016 Annual Meeting of Stockholders will be ineligible for presentation at the 2016 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of Inphi at the principal executive offices of Inphi. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the next Annual Meeting of Stockholders; provided, however, that in the event that if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Inphi stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Secretary at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054, or call our Investor Relations department at (408) 217-7300 and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

/s/ John Edmunds
John Edmunds
Chief Financial Officer and Secretary
Santa Clara, California
April 24, 2015

Inphi’s 2014 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Inphi Corporation at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 13, 2015, the stockholder was entitled to vote at the Annual Meeting.

ANNEX A

Amended and Restated Employee Stock Purchase Plan

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective April 3, 2015)

Table of Contents

Inphi Corporation Employee Stock Purchase Plan

Inphi Corporation Employee Stock Purchase Plan

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective April 3, 2015)

The Plan was originally adopted by the Board on November 3, 2011, approved by stockholders December 8, 2011 and became effective on December 9, 2011. Subject to shareholder approval, the Board adopted this amended and restated Plan on April 3, 2015 in order to increase the shares of Stock available under the Plan. This amended and restated Plan will govern all options under the Plan to purchase shares of Stock delivered on or after the date of shareholder approval of the Plan.

SECTION 1     Purpose Of The Plan.

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2     Definitions.

(a)      “Board” means the Board of Directors of the Company, as constituted from time to time.

(b)     “Code” means the Internal Revenue Code of 1986, as amended.

(c)     “Committee” means a committee designated by the Board, as described in Section 3.

(d)     “Company” means Inphi Corporation, a Delaware corporation.

(e)     “Compensation” means the base salary and wages paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. “Compensation” shall exclude variable compensation (including bonuses, incentive compensation, commissions, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f)     “Corporate Reorganization” means:

(i)     The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

Inphi Corporation Employee Stock Purchase Plan

1

(ii)     The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g)     “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her.

(h)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)     “Fair Market Value” means the fair market value of a share of Stock, determined by the Committee as follows:

(i)     If Stock was traded on any established national securities exchange including the New York Stock Exchange or the Nasdaq Global Market on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date; or

(ii)     If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the closing sale price for the immediately preceding Trading Day. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

(j)      “Offering” means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.

(k)     “Offering Date” means the first day of an Offering.

(l)     “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(m)     “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(n)     “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(o)     “Plan” means this Inphi Corporation Employee Stock Purchase Plan, as it may be amended from time to time.

(p)     “Plan Account” means the account established for each Participant pursuant to Section 8(a).

Inphi Corporation Employee Stock Purchase Plan

2

(q)     “Purchase Date” means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering.

(r)     “Purchase Period” means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.

(s)     “Purchase Price” means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).

(t)     “Stock” means the Common Stock of the Company.

(u)     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)     “Trading Day” means a day on which the national stock exchange on which the Stock is traded is open for trading.

SECTION 3     Administration Of The Plan.

(a)     Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b)     Committee Responsibilities. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub plans which the Committee may establish (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code, or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Committee’s discretion, may provide for allocations of the authorized Shares reserved for issue under the Plan as set forth in Section 14(a)). The rules of such sub plans may take precedence over other provisions of the Plan, with the exception of Section 14(a), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with Section 423 of the Code. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.

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SECTION 4     Enrollment And Participation.

(a)     Offering Periods. While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period. Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges. The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed 27 months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan. The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date. The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.

(b)     Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Company. The enrollment form shall be filed with the Company in accordance with such procedures as may be established by the Company.

(c)     Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

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SECTION 5     Employee Contributions.

(a)     Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering. Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided by the Committee, shall occur on each payday during participation in the Plan.

(b)     Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%, or such lesser percentage provided in the terms or conditions of an Offering. However, no payroll deduction will be made unless a Participant timely files the proper form with the Company after a registration statement covering the Stock is filed and effective under the Securities Act of 1933, as amended.

(c)     Changing Withholding Rate. A Participant may not increase the rate of payroll withholding during the Offering Period, but unless otherwise provided under the terms and conditions of an Offering, may decrease the rate of payroll withholding to a whole percentage of his or her Compensation that is not less than 1% in accordance with such procedures and subject to such limitations as the Company may establish for all Participants. A Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by filing a new enrollment form with the Company at the prescribed location and time. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%, or such lesser percentage provided in the terms or conditions of an Offering.

(d)     Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a). In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).

SECTION 6     Withdrawal From The Plan.

(a)     Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location. Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering. In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

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(b)     Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7     Change In Employment Status.

(a)     Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)     Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)     Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate.

SECTION 8     Plan Accounts And Purchase Of Shares.

(a)     Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b)     Purchase Price. The Purchase Price for each share of Stock purchased during an Offering Period shall not be less than the lesser of:

(i)     85% of the Fair Market Value of such share on the Purchase Date; or

(ii)     85% of the Fair Market Value of such share on the last Trading Day preceding the Offering Date.

(c)     Number of Shares Purchased. As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by all Participants in the aggregate.

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(d)     Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)     Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f)     Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

(g)     Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9     Limitations On Stock Ownership.

(a)     Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i)     Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)     Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

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(iii)     Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.

(b)     Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds $25,000 of Fair Market Value of such Stock per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10     Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11     No Rights As An Employee

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12     No Rights As A Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13     Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

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SECTION 14     Stock Offered Under The Plan.

(a)     Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is 1.75 million shares. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

(b)     Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).

(c)     Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15     Amendment Or Discontinuance.

The Board (or any committee thereof to which it delegates such authority) shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board (or any committee thereof to which it delegates such authority) may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. This Plan shall continue until the earlier to occur of (a) termination of this Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under this Plan.

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SECTION 16     Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

INPHI CORPORATION

By: _______________________________

Title: ______________________________

Date: ______________________________

Inphi Corporation Employee Stock Purchase Plan

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202303000000000000 4 052815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Diosdado P. Banatao
○ Dr. Ford Tamer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

INPHI CORPORATION

May 28, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
http://investors.inphi.com/phoenix.zhtml?c=237726&p=irol-irhome

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230300000000000000 4 052815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Diosdado P. Banatao
○ Dr. Ford Tamer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.